AMENDMENT
                              DATED MARCH 31, 2008
                                     TO THE
                     AMENDED AND RESTATED SERVICE AGREEMENT
                                     BETWEEN
                               RYDEX DYNAMIC FUNDS
                         AND RYDEX FUND SERVICES, INC.,
                             DATED NOVEMBER 15, 2004


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                                    AMENDMENT

                                     TO THE

                              AMENDED AND RESTATED

                                SERVICE AGREEMENT

                             DATED NOVEMBER 15, 2004

                                     BETWEEN

                               RYDEX DYNAMIC FUNDS

                                       AND

                            RYDEX FUND SERVICES, INC.

The following Amendment is made to Section 4 of the Amended and Restated Service Agreement between Rydex Dynamic Funds (the "Trust") and Rydex Fund Services, Inc. (the "Servicer"), as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

         Section 4 of the Agreement is amended, effective March 31, 2008, to read as follows:

         As consideration for the services provided hereunder, the Trust will pay the Servicer a fee on the last day of each month in which this Agreement is in effect, at the following annual rates based on the average daily net assets (the "Assets") of each of the Trust's series (a "Fund") for such month:

                           S&P 500 2x Strategy Fund
                                    0.25% of Assets

                           Inverse S&P 500 2x Strategy Fund
                                    0.25% of Assets

                           Inverse NASDAQ-100(R) 2x Strategy Fund
                                    0.25% of Assets

                           NASDAQ-100(R) 2x Strategy Fund
                                    0.25% of Assets


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                           Dow 2x Strategy Fund
                                    0.25% of Assets

                           Inverse Dow 2x Strategy Fund
                                    0.25% of Assets

                           Russell 2000(R) 2x Strategy Fund
                                    0.25% of Assets

                           Inverse Russell 2000(R) 2x Strategy Fund
                                    0.25% of Assets

                           ADDITIONS ARE NOTED IN BOLD.


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In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 31st day of March, 2008.

                                       RYDEX DYNAMIC FUNDS



                                       By:  /s/ Carl G. Verboncoeur
                                            ------------------------------------
                                       Name:    Carl G. Verboncoeur
                                       Title:   President

                                       RYDEX FUND SERVICES, INC.




                                       By:  /s/ Carl G. Verboncoeur
                                            ------------------------------------
                                       Name:    Carl G. Verboncoeur
                                       Title:   President